Exhibit 99.6
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF DESIGNATION, PREFERENCES
AND RIGHTS OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
PROLINK HOLDINGS CORP.
(Pursuant to Section 151 of the Delaware General Corporation Law)
     PROLINK HOLDINGS CORP., a Delaware corporation organized and existing under the Delaware General Corporation Law (the “DGCL”), hereby certifies as follows:
1.	The current name of the corporation is ProLink Holdings Corp. (the “Corporation”).

2.	The Corporation originally filed its Certificate of Incorporation with the Delaware Secretary of State on March 7, 1996 (the “Certificate of Incorporation”).

3.	The Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Corporation was filed with the Delaware Secretary of State on December 29, 2006 (the “Certificate of Designation”).

4.	The undersigned, being the President and Chief Executive Officer of the Corporation, in accordance with the provisions of the DGCL, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors has adopted the following resolution, in favor of amending the Certificate of Designation:
“RESOLVED, that Section 3(c) of the Certificate of Designation is hereby deleted in its entirety and replaced by the following:
‘(c) Protective Provision. So long as any of the shares of Series C Preferred Stock remain issued and outstanding, the Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, without the affirmative vote (or written consent as permitted by the DGCL, the Certificate of Incorporation and Bylaws), of the Requisite Holders, voting (or consenting) as a separate class amend, alter or repeal any of the provisions of the Certificate of Incorporation or Bylaws or this Certificate of Designation, or in any way change the preferences, privileges, rights or powers with respect to the Series C Preferred Stock, so as to affect the Series C Preferred Stock adversely, or reclassify any class of stock in a manner that adversely affects the Series C Preferred Stock.’”

5.	No shares of the Series C Convertible Preferred Stock of the Corporation have been issued.

6.	This Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, an authorized officer of ProLink Holdings Corp., has executed this Certificate of Amendment to the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock as of this 3rd day of January 2007.

PROLINK HOLDINGS CORP.
By:	/s/ Lawrence D. Bain
Lawrence D. Bain, President and CEO